EX-35.1
(logo)CWCapital Asset Management


March 12, 2008

CERTIFICATE ADMINISTRATOR:
Wells Fargo Bank
National Association
9062 Old Annapolis Rd
Columbia., MD 21045-1951
Attn: Corporate Trust Services, MLCFC 2007-5

DEPOSITOR:
Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
4 World Financial Center 16th Floor
250 Vesey Street
New York, New York 10080
Attn: David M. Rogers

MASTER SERVICER:
KeyCorp Real Estate Capital Markets, Inc.
911 Main Street
Kansas City, Missouri 64105
Attn: Bryan Nitcher

Wells Fargo Bank
National Association
45 Fremont Street, 2nd Floor
San Francisco, CA 94105
Attn: Commercial Mortgage Servicing

Copy:
KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attn: Robert C. Bowes

Copy:
Polsinelli Shalton Flanigan Suelthaus PC
700 W. 74th Street Suite 1000
Kansas City, Missouri 64112
Attn: Kraig Kohring

Copy:
Robert Darlin, Esq
Wells Fargo Bank
National Association
633 Folsom Street, 7th Floor
San Francisco, CA 94111

RATING AGENCIES:
Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street, 25th Floor
New York, NY 10007
Attn: Tracey Ferguson

CONTROLLING CLASS REPRESENTATIVE:
Cadim TACH, Inc.
c/o CDP Capital Real Estate Advisors
CDP Capital Center
1000 Jean-Paul-Rjopelle Place Suite A-300
Montreal, Quebec H2Z 2B6, Canada

RE: MLCFC 2007-5, Officer's Certificate








701 13th Street, NW, Suite 1000, Washington, DC  20005
www.cwcapital.com


(page)


Dear Representatives:

In accordance with the requirements detailed in Section 3.13 of the Pooling and Servicing Agreement ("Agreement") for the above-mentioned CMBS pool, CWCapital Asset Management LLC ("CWCAM"), in its capacity as Special Servicer, is providing this Officer's Certificate with respect to the following:

   (A) a review of CWCAM's activities during the period 3/14/2007-12/31/2007 and of CWCAM's performance under this Agreement has been made under my supervision; and
   (B) to the best of my knowledge, based on such review, CWCAM has fulfilled all its obligations under this Agreement in all material respects throughout the period noted above.

Should you have any questions, please do not hesitate to contact us.

Sincerely,
CWCapital Asset Management LLC


/s/ David B. Iannarone
David B. Iannarone
Managing Director